__________

SHARE EXCHANGE AGREEMENT

Among:

TECHMEDIA ADVERTISING, INC.

And:

TECHMEDIA ADVERTISING MAURITIUS

And:

THE SHAREHOLDERS OF
TECHMEDIA ADVERTISING MAURITIUS

__________

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT is dated and made for reference effective as fully executed on this 27th day of July, 2009.

BETWEEN:

TECHMEDIA ADVERTISING, INC., a corporation organized under the laws of the State of Nevada and having an address for notice and delivery located at c/o 62 Upper Cross Street, #04-01, Singapore  058353

(the “Acquirer”);
OF THE FIRST PART

AND:

TECHMEDIA ADVERTISING MAURITIUS, a corporation organized under the laws of Mauritius and having an address for notice and delivery located at c/o Appleby Management (Mauritius) Ltd., 8th Floor, Medine Mews, La Chaussée Street, Port Louis, Mauritius

(the “Company”);
OF THE SECOND PART

AND:

TERNES CAPITAL LTD., a shareholder of TechMedia Advertising Mauritius, having an address for notice and delivery located at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands

(“Ternes”);
OF THE THIRD PART

AND:

JOHNNY LIAN TIAN YONG, a shareholder of TechMedia Advertising Mauritius, having an address for notice and delivery located at Blk 84 Jalan Daud #06-01 Windy Heights Singapore 419593

(“Johnny”)
OF THE FOURTH PART

AND:

ONEMEDIA LIMITED, a shareholder of TechMedia Advertising Mauritius, having an address for notice and delivery located at 10A Gemmill Lane, Singapore 069251

(“OneMedia”)
OF THE FIFTH PART

(Ternes, Johnny and OneMedia each being hereinafter singularly referred to as a “Vendor” and collectively referred to as the “Vendors” as the context so requires);

(the Vendors, the Company and the Acquirer being hereinafter singularly also referred to as a “Party” and collectively referred to as the “Parties” as the context so requires).

WHEREAS:

A.                      The Company is a body corporate subsisting under and registered pursuant to the laws of Mauritius;

B.                      The Company is the sole beneficial shareholder of TechMedia Advertising (India) Private Limited (“TM India”), a company organized under the laws of India, or is in the process of acquiring the beneficial interest in all of the issued and outstanding shares in the capital of TM India, which is engaged in selling outdoor advertising on billboards and digital signs in India located in high traffic locations, which locations range from transportation vehicles, commercial buildings, supermarkets and restaurants, by partnering with media space owners (the “Company’s Business”);

C.                      The Vendors are, or will prior to Closing, become the legal and beneficial owner of all of the issued and outstanding shares in the capital of the Company; the particulars of the registered and beneficial ownership of such Company Stock being set forth in Schedule “A” which is attached hereto and which forms a material part hereof;

D.                      The Parties hereto have agreed to enter into this Share Exchange Agreement (the “Agreement”) which formalizes, amends and replaces, in its entirety, the Letter of Intent, dated March 13, 2009, and which clarifies their respective duties and obligations in connection with the acquisition by the Acquirer from the Vendors of all of the issued and outstanding shares in the capital of the Company (the “Company Stock”) together with the further development of the Company’s Business as a consequence thereof;

E.                      The exchange of Company Stock for Acquirer Stock is intended to constitute a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”), or such other tax free reorganization exemptions that may be available under the Code; and

F.                      The exchange of Company Stock for Acquirer Stock will be conducted concurrently with the cancellation of 24,000,000 shares of the Acquirer’s common stock with a par value of US$0.001 per share, held by Mr. Alan Goh, CEO of the Acquirer.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual promises, covenants and agreements herein contained, THE PARTIES HERETO COVENANT AND AGREE WITH EACH OTHER as follows:

Article 1
DEFINITIONS

1.1                      Definitions.   For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following words and phrases shall have the following meanings:

(a)	“Action” has the meaning ascribed to it in Article “4.1(q)” hereinbelow;

(b)
“Acquirer” means TechMedia Advertising, Inc., a corporation organized under the laws of the State of Nevada, or any successor company, however formed, whether as a result of merger, amalgamation or other action;

(c)	“Acquirer Commission Documents” has the meaning ascribed to it in Article “4.1(m)” hereinbelow;

(d)	“Acquirer’s Financial Statements” has the meaning ascribed to it in Article “4.1(n)” hereinbelow;

(e)	“Acquirer’s Ratification” has the meaning ascribed to it in Article “5.1(a)” hereinbelow;

(f)
“Acquirer Stock” means the 24,000,000 shares of common stock of the Acquirer to be issued and delivered to the Vendors on a pro rata basis in Consideration for the Company Stock, representing 53.4% of the total issued and outstanding shares of common stock of the Acquirer post-Closing and subsequent to the concurrent cancellation of 24,000,000 shares by the Acquirer’s current officer and director;

(g)	“Agreement” means this “Share Exchange Agreement” as entered into among the Vendors, the Company and the Acquirer herein, together with any amendments thereto and any Schedules as attached thereto;

(h)	“Board of Directors” means, as applicable, the respective Board of Directors of each of the Parties hereto as duly constituted from time to time;

(i)	“business day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York, are authorized or required by law to remain closed;

(j)	“Closing” has the meaning ascribed to it in Article “6.1” hereinbelow;

(k)	“Closing Date” has the meaning ascribed to it in Article “6.1” hereinbelow;

(l)	“Code” has the meaning ascribed to it in recital “E.” hereinabove;

(m)	“Commission” means the United States Securities and Exchange Commission;

(n)
“Company” means TechMedia Advertising Mauritius, a corporation organized under the laws of Mauritius, or any successor company, however formed, whether as a result of merger, amalgamation or other action;

(o)	“Company’s Business” has the meaning ascribed to it in recital “B.” hereinabove;

(p)
“Company Stock” has the meaning ascribed to it in recital “D.” hereinabove; the particulars of the registered and beneficial ownership of such Company Stock being set forth in Schedule “A” which is attached hereto;

(q)	“Consideration” has the meaning ascribed to it in Article “2.2” hereinbelow;

(r)	“Defaulting Party” and “Non-Defaulting Party” have the meanings ascribed to them in Article “12” hereinbelow;

(s)	“Encumbrances” means mortgages, liens, charges, security interests, encumbrances and third party claims of any nature;

(t)	“Exchange Act” means the Securities Exchange Act of 1934, as amended;

(u)	“Execution Date” means the actual date of the complete execution of this Agreement and any amendment thereto by all Parties hereto as set forth on the front page hereof;

(v)
“GAAP” means United States generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements);

(w)	“Indemnified Party” and “Indemnified Parties” have the meanings ascribed to them in Article “7.1” hereinbelow;

(x)
“Intellectual Property” means all rights and interests to all patents, patents pending, inventions, know-how, any operating or identifying name or registered or unregistered trademarks and trade names, all computer programs, licensed end-user software, source codes, products and applications (and related documentation and materials) and other works of authorship (including notes, reports, other documents and materials, magnetic, electronic, sound or video recordings and any other work in which copyright or similar rights may subsist) and all copyrights (registered or unregistered) therein, industrial designs (registered or unregistered), franchises, licenses, authorities, restrictive covenants or other industrial or intellectual property;

(y)
“Material Adverse Effect” shall mean any event, occurrence, change in facts, conditions or other change or effect which has resulted or could reasonably be expected to be materially adverse to the Acquirer. For the purposes hereof, an event, occurrence, change in facts, conditions or other change or effect which has resulted or could reasonably be expected to result in a suit, action, charge, claim, demand, cost, damage, penalty, fine, liability or other adverse consequence of at least US$250,000 shall be deemed to constitute a “Material Adverse Effect”;

(z)	“OTCBB” means the Over-the-Counter Bulletin Board;

(aa)
“Parties” or “Party” means, respectively, the Vendors, the Company and/or the Acquirer hereto, as the case may be, together with their respective successors and permitted assigns as the context so requires;

(bb)
“person” or “persons” means an individual, corporation, partnership, party, trust, fund, association and any other organized group of persons and the personal or other legal representative of a person to whom the context can apply according to law;

(cc)
“Regulatory Authorities” means any public authority or governmental agency responsible for exercising autonomous authority in enforcing statutes or regulations in relation to matters relating to the transactions contemplated herein;

(dd)	“Securities Act” means the Securities Act of 1933, as amended;

(ee)
“Takeover” means that transaction or series of transactions pursuant to which the Acquirer will acquire all of the Company Stock of the Company from the Vendors in exchange for the issuance by the Acquirer of 24,000,000 shares of common stock of the Acquirer and all matters necessarily ancillary thereto;

(ff)	“Time of Closing” means 2:00 o’clock, p.m. (New York City Time) on the Closing Date; and

(gg)	“Vendors” means the shareholders of the Company who have executed this Agreement as a Party hereto.

1.2                      Schedules. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following shall represent the Schedules which are attached to this Agreement and which form a material part hereof:

Schedule	Description
Schedule “A”	Company Stock and Vendors;
Schedule “B”	Financial Statements;

1.3                      Interpretation. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)	the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, section or other subdivision of this Agreement;

(b)	any reference to an entity shall include and shall be deemed to be a reference to any entity that is a permitted successor to such entity; and

(c)	words in the singular include the plural and words in the masculine gender include the feminine and neuter genders, and vice versa.

Article 2
EXCHANGE OF SHARES

2.1                      Exchange by Vendors.   Subject to the terms and conditions hereof and based upon the representations and warranties contained in Articles “3” and “4” hereinbelow and prior satisfaction of the conditions precedent which are set forth in Article “5” hereinbelow, the Vendors hereby agree to assign, sell and transfer at the Closing Date (as hereinafter determined) all of their respective rights, entitlements and interests in and to the Company Stock to the Acquirer and the Acquirer hereby agrees to acquire all of the Company Stock from the Vendors on the terms and subject to the conditions contained in this Agreement.

2.2                      Consideration.   The aggregate consideration (the “Consideration”) for all of the Company Stock will be satisfied by way of the issuance and delivery by the Acquirer to the Vendors at the Closing Date, in accordance with Article “2.3” hereinbelow, of an aggregate of 24,000,000 shares of common stock in the capital of the Acquirer (the “Acquirer Stock”) on a pro rata basis in accordance with each Vendors percentage ownership in the Company.

2.3                      Resale Restrictions.   The Vendors hereby acknowledge and agree that the Acquirer makes no representations as to any resale or other restriction affecting the Acquirer Stock and that it is presently contemplated that the Acquirer Stock will be issued by the Acquirer to the Vendors in reliance upon the registration and prospectus exemptions contained in the Securities Act, or “Regulation S” promulgated under the Securities Act which will impose a trading restriction in the United States on the Acquirer Stock for a period of at least 6 months from the Closing Date (as hereinafter determined).

Article 3
REPRESENTATIONS AND WARRANTIES BY THE VENDORS

3.1                      General Representations and Warranties by the Vendors.   In order to induce the Acquirer to enter into and consummate this Agreement, the Vendors severally represent and warrant to the Acquirer, with the intent that the Acquirer will rely thereon in entering into this Agreement and in concluding the transactions contemplated herein, that in respect of the Company, to the best of the knowledge, information and belief of each of the Vendors, after having made due inquiry:

(a)
it is duly organized under the laws of its respective jurisdiction of incorporation and is validly existing and in good standing with respect to all statutory filings required by the applicable corporate laws;

(b)
it is qualified to do business in those jurisdictions where it is necessary to fulfill its obligations under this Agreement and it has the full power and authority to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

(c)
it has the requisite power, authority and capacity to own and use all of its respective business assets and to carry on its respective business as presently conducted by it and to fulfill its respective obligations under this Agreement;

(d)	the execution and delivery of this Agreement and the agreements contemplated hereby have been duly authorized by all necessary action, corporate or otherwise, on its respective part;

(e)	there are no other consents, approvals or conditions precedent to the performance of this Agreement which have not been obtained;

(f)
this Agreement constitutes a legal, valid and binding obligation of it enforceable against it in accordance with its terms, except as enforcement may be limited by laws of general application affecting the rights of creditors;

(g)
no proceedings are pending for, and it is unaware of, any basis for the institution of any proceedings leading to its respective dissolution or winding up, or the placing of it in bankruptcy or subject to any other laws governing the affairs of insolvent companies or persons;

(h)	the making of this Agreement and the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof does not and will not:

(i)	conflict with or result in a breach of or violate any of the terms, conditions or provisions of its respective organizational documents;

(ii)
conflict with or result in a breach of or violate any of the terms, conditions or provisions of any law, judgment, order, injunction, decree, regulation or ruling of any Court or governmental authority, domestic or foreign, to which it is subject, or constitute or result in a default under any agreement, contract, license, permit, or commitment to which it is a party;

(iii)	give to any party the right of termination, cancellation or acceleration in or with respect to any agreement, contract, license or commitment to which it is a party;

(iv)
give to any government or governmental authority, or any municipality or any subdivision thereof, including any governmental department, commission, bureau, board or administration agency, any right of termination, cancellation or suspension of, or constitute a breach of or result in a default under, any permit, license, control or authority issued to it which is necessary or desirable in connection with the conduct and operations of its respective business and the ownership or leasing of its respective business assets; or

(v)
constitute a default by it, or any event which, with the giving of notice or lapse of time or both, might constitute an event of default, under any agreement, contract, indenture or other instrument relating to any indebtedness of it which would give any party to that agreement, contract, indenture or other instrument the right to accelerate the maturity for the payment of any amount payable under that agreement, contract, indenture or other instrument; and

(i)
neither this Agreement nor any other document, certificate or written statement furnished to the Acquirer by or on behalf of any of the Vendors or the Company in connection with the transactions contemplated hereby knowingly or negligently contains any untrue or incomplete statement of material fact or omits to state a material fact necessary in order to make the statements therein not misleading;

(j)
this Agreement has been duly authorized, executed and delivered by the Vendors and the Company and is a legal, valid and binding obligation of each of the Vendors and the Company, enforceable against each of the Vendors and/or the Company, as the case may be, by the Acquirer in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction;

(k)
no person other than the Acquirer has any written or oral agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, or option for the purchase or acquisition from the Vendors of any of the Company Stock;

(l)
the Company Stock is beneficially owned by the Vendors with good and marketable title thereto free of all Encumbrances and is registered in the books of the Company in the name of the Vendors and, without limitation thereto, none of the Company Stock is subject to any voting trust, unanimous shareholders agreement, other shareholders agreements, pooling agreements or voting agreements;

(m)
upon completion of the transactions contemplated by this Agreement, all of the Company Stock will be owned by the Acquirer as the beneficial owner of record, with good and marketable title thereto (except for such Encumbrances as may have been granted by the Acquirer); and

(n)	the Company is, or is in the process of becoming, the sole beneficial shareholder of TM India, a company organized under the laws of India.

3.2                      Survival of the Representations and Warranties by each of the Vendors.   To the extent they have not been fully performed at or prior to the Time of Closing, each and every representation and warranty of the Vendors contained in this Agreement and any agreement, instrument, certificate or other document executed or delivered pursuant to this Agreement shall:

(a)	be materially true and correct on and as of the Closing Date with the same force and effect as though made or given on the Closing Date;

(b)	remain in full force and effect notwithstanding any investigations conducted by or on behalf of the Acquirer; and

(c)
survive the completion of the transactions contemplated by this Agreement until the second anniversary of the Closing Date and shall continue in full force and effect for the benefit of the Acquirer during that period, except that a claim for any breach of any of the representations and warranties contained in this Agreement or in any agreement, instrument, certificate or other document executed or delivered pursuant hereto involving fraud or fraudulent misrepresentation may be made at any time following the Closing Date, subject only to applicable limitation periods imposed by law.

(d)
to the extent they have not been fully performed at or prior to the Time of Closing, each and every representation and warranty of the Vendors contained in this Agreement and any agreement, instrument, certificate or other document executed or delivered pursuant to this Agreement shall survive the completion of the transactions contemplated by this Agreement and, notwithstanding such completion, shall continue in full force and effect for the benefit of the Acquirer.

3.3                      For the avoidance of doubt and notwithstanding anything to the contrary contained in this Agreement, all representations and warranties, unless expressly provided otherwise in this Agreement, are in respect of matters and events on or before the Closing and not after.

Article 4
WARRANTIES AND REPRESENTATIONS BY THE ACQUIRER

4.1                      Warranties and Representations by the Acquirer.  In order to induce the Vendors and the Company to enter into and consummate this Agreement, the Acquirer hereby warrants to and represents to each of the Vendors and the Company, with the intent that each of the Vendors and the Company will rely thereon in entering into this Agreement and in concluding the transactions contemplated herein, that, to the best of the knowledge, information and belief of the Acquirer, after having made due inquiry:

Corporate Status of the Acquirer

(a)
the Acquirer is a company with limited liability duly and properly incorporated, organized and validly subsisting under the laws of the State of Nevada being the only jurisdiction where it is required to be registered for the purpose of enabling it to carry on its business and own its property as presently carried on and owned;

(b)	the Acquirer has good and sufficient power, authority and right to own or lease its property, to enter into this Agreement and to perform its obligations hereunder;

Authorization

(c)
this Agreement has been duly authorized, executed and delivered by the Acquirer and is a legal, valid and binding obligation of the Acquirer, enforceable against the Acquirer, as the case may be, by the Vendors and/or the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction;

Share Capital

(d)
the authorized capital of the Acquirer currently consists of 1,100,000,000 shares of common stock with a par value of US$0.001 per share of which 44,919,000 shares of common stock of the Acquirer have been duly issued and are outstanding as fully paid and non-assessable.  There are no bonds, debentures, notes or other indebtedness of Acquirer which have the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of the Acquirer’s common stock may vote;

(e)	all of the issued and outstanding shares of common stock of the Acquirer are listed and posted for trading on the OTCBB;

(f)
the Acquirer will allot and issue the Acquirer Stock on the Closing Date in accordance with Articles “2.2” and “2.3” hereinabove as duly authorized, fully paid and non-assessable in the capital of the Acquirer, free and clear of all actual or threatened liens, charges, security interests, options, encumbrances, voting agreements, voting trusts, demands, limitations and restrictions of any nature whatsoever, other than hold periods or other restrictions imposed under applicable securities legislation or by securities regulatory authorities;

Options

(g)
no person has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, including convertible securities, warrants or convertible obligations of any nature, for the purchase, subscription, allotment or issuance of any unissued shares or other securities of the Acquirer;

Directors and Officers

(h)	the present directors and officers of the Acquirer are as follows:

Name	Position

Alan Goh	President, CEO, CFO, Secretary, Treasurer and Director

Taxes

(i)
All tax returns, if any were filed, were correct and complete in all respects.  All taxes due and owing by Acquirer or any of its subsidiaries have been fully and timely paid.  Neither Acquirer nor any of its subsidiaries currently is the beneficiary of any extension of time within which to file any tax return.  No claim has ever been made by an authority in a jurisdiction where Acquirer does not file tax returns that Acquirer is or may be subject to taxation by that jurisdiction.  There are no liens for taxes (other than taxes not yet due and payable) upon any of the assets of Acquirer or any of its subsidiaries;

(j)
no foreign, federal, state, or local tax audits or administrative or judicial tax proceedings are pending or being conducted with respect to Acquirer.  Acquirer has not received from any foreign, federal, state, or local taxing authority (including jurisdictions where Acquirer has not filed tax returns) any (i) notice indicating an intent to open an audit or other review, (ii) request for information related to tax matters, or (iii) notice of deficiency or proposed adjustment for any amount of tax proposed, asserted, or assessed by any taxing authority against Acquirer;

No Conflicts; Consents

(k)	the making of this Agreement and the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof by the Acquirer does not and will not:

(i)	conflict with or result in a breach of or violate any of the terms, conditions or provisions of its organizational documents, charter and its Bylaws;

(ii)
conflict with or result in a breach of or violate any of the terms, conditions or provisions of any law, judgment, rule, order, injunction, decree, regulation or ruling of any Court, Regulatory Authority or governmental authority, domestic or foreign, to which it is subject, or constitute or result in a default under any agreement, contract, license, permit, or commitment to which the Acquirer is a party;

(iii)	give to any party the right of termination, cancellation or acceleration in or with respect to any agreement, contract, license or commitment to which the Acquirer is a party;

(iv)
give to any government or governmental authority, or any municipality or any subdivision thereof, including any governmental department, commission, bureau, board or administration agency, any right of termination, cancellation or suspension of, or constitute a breach of or result in a default under, any permit, license, control or authority issued to it which is necessary or desirable in connection with the conduct and operations of its respective business and the ownership or leasing of its respective business assets; or

(v)
conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any lien upon any of the properties or assets of Acquirer under, any provision of (i) the Acquirer Charter or Bylaws, (ii) any material contract to which Acquirer is a party or by which any of its properties or assets is bound or (iii) any material judgment or material law applicable to Acquirer or its properties or assets; and

(l)
save for the approval of the directors of the Acquirer in respect of the transactions contemplated by this Agreement including but not limited to the issue and allotment of the Acquirer Stock and the Takeover; and the filing of Articles of Exchange with the Nevada Secretary of State (if required), no other consent or approval of, or registration, declaration or filing with, or permit from, any governmental entity is required to be obtained or made by or with respect to the Acquirer in connection with the execution, delivery and performance of this Agreement or the consummation of the Takeover;

Commission Documents; Undisclosed Liabilities

(m)
Acquirer has filed all reports, schedules, forms, statements and other documents required to be filed by Acquirer with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing, including filings incorporated by reference therein, the “Acquirer Commission Documents”) and all the information contained within such Acquirer Commission Documents are true and accurate in all material respects;

(n)
the Acquirer’s audited Financial Statements for the period ended July 31, 2008 and unaudited Financial Statements for the nine months period ended March 31, 2009 (both as exhibited in Schedule “B”) have been prepared in accordance with US GAAP, are correct and complete and present fairly the assets, liabilities (whether accrued, absolute, contingent or otherwise) and financial condition of the Acquirer as at the respective dates of and for the respective periods covered by the Acquirer’s Financial Statements;

(o)
As of the date hereof and up to the Time of Closing the Acquirer will not have any debts or liabilities whatsoever (whether accrued, absolute, contingent or otherwise), including any liabilities for federal, state, provincial, sales, excise, income, corporate or any other taxes of the Acquirer except for;

(i)	the debts and liabilities disclosed on, provided for or included in the Acquirer’s Financial Statements;

(ii)	debts or liabilities disclosed in this Agreement or any Schedule hereto; and

(iii)
liabilities incurred by the Acquirer in the ordinary course of business and in relation to this Agreement subsequent to the date of the most recent balance sheet referred to in the Acquirer’s Financial Statements;

Books and Records

(p)
the books and records of the Acquirer fairly and correctly set out and disclose, in all material respects, in accordance with US GAAP, the financial condition of the Acquirer as of the date of this Agreement and all material financial transactions of the Acquirer have been accurately recorded in such books and records so as to give a true and fair view of the state of affairs of the Acquirer and of the profit or loss for the period concerned;

Litigation

(q)
there is no action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Acquirer, any subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility (“Action”) which (i) adversely affects or challenges the legality, validity or enforceability of either this Agreement or the Acquirer Stock or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in an Acquirer Material Adverse Effect. Neither the Acquirer nor any director or officer thereof (in his capacity as such), is or has been the subject of any Action involving a claim or violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty;

Real, Personal and Intellectual Property

(r)	Acquirer does not own any real property. Acquirer has good title to, or valid leasehold interests in all of its properties and assets used in the conduct of its business;

(s)
there are no claims pending or, to the knowledge of Acquirer threatened, that Acquirer is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property right;

Labor Matters

(t)	there are no collective bargaining or other labor union agreements to which Acquirer is a party or by which it is bound;

Certain Registration Matters

(u)
Acquirer has not granted or agreed to grant to any person any rights (including “piggy-back” registration rights) to have any securities of Acquirer registered with the Commission or any other governmental authority;

Full Disclosure

(v)
the Acquirer has no information or knowledge of any fact not communicated to the Vendors and the Company and relating to the Acquirer or to the Acquirer’s business or to its issued and outstanding securities which, if known to the Vendors and/or the Company, might reasonably be expected to deter the Vendors and/or the Company from entering into this Agreement or from completing the transactions contemplated by this Agreement.

Corporate Records

(w)
the Corporate records and minute books of the Acquirer contain complete and accurate minutes, (duly signed by the chairman and/or secretary of the appropriate meeting) of all meetings of the directors and shareholders of the Acquirer since its date of incorporation;

(x)
the share certificate records, the securities register, the register of disclosures, the register of directors and officers for the Acquirer are contained in the corporate minute book and are complete and accurate in all respects;

Accuracy of Warranties

(y)
neither this Agreement nor any document, schedule, list, certificate, declaration under oath or written statement now or until the Time of Closing furnished by the Acquirer to the Vendors or the Company in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement or representation of a material fact on the part of the Acquirer, or omits or will omit on behalf of the Acquirer to state a material fact necessary to make any such statement or representation therein or herein contained not misleading.

4.2                      Survival of the Representations and Warranties by the Acquirer.  To the extent they have not been fully performed at or prior to the Time of Closing, each representation and warranty of the Acquirer contained in this Agreement or in any document, instrument, certificate or undertaking given pursuant hereto shall:

(a)	be materially true and correct on and as of the Closing Date with the same force and effect as though made or given on the Closing Date;

(b)	remain in full force and effect notwithstanding any investigations conducted by or on behalf of the Company and/or Vendors, and

(c)
survive the completion of the transactions contemplated by this Agreement until the second anniversary of the Closing Date and shall continue in full force and effect for the benefit of the Vendors and the Company during that period, except that a claim for any breach of any of the representations and warranties contained in this Agreement or in any agreement, instrument, certificate or other document executed or delivered pursuant hereto involving fraud or fraudulent misrepresentation may be made at any time following the Closing Date, subject only to applicable limitation periods imposed by law.

(d)
To the extent they have not been fully performed at or prior to the Time of Closing, each and every representation and warranty of the Acquirer contained in this Agreement and any agreement, instrument, certificate or other document executed or delivered pursuant to this Agreement shall survive the completion of the transactions contemplated by this Agreement and, notwithstanding such completion, shall continue in full force and effect for the benefit of the Vendors and the Company.

4.3           For the avoidance of doubt and notwithstanding anything to the contrary contained in this Agreement, all representations and warranties, unless expressly provided otherwise in this Agreement, are in respect of matters and events on or before the Closing and not after.

Article 5
CONDITIONS PRECEDENT TO CLOSING

5.1                      Parties’ Conditions Precedent prior to the Closing Date.  All of the rights, duties and obligations of each of the Parties hereto under this Agreement are subject to the following conditions precedent for the exclusive benefit of each of the Parties to be fulfilled in all material aspects in the reasonable opinion of each of the Parties or to be waived by each or any of the Parties, as the case may be, as soon as possible after the Execution Date; however, unless specifically indicated as otherwise, not later than the Time of Closing: the specific ratification of the terms and conditions of this Agreement by the Board of Directors of the Acquirer within five business days of the due and complete execution of this Agreement by each of the Parties hereto (the “Acquirer’s Ratification”).

5.2                      Parties’ Waiver of Conditions Precedent.   The conditions precedent set forth in Article “5.1” hereinabove are for the exclusive benefit of each of the Parties hereto and may be waived by each of the Parties in writing either in whole or in part at or prior to the Time of Closing.

5.3                      The Vendors’ and the Company’s Conditions Precedent.  The acquisition of the Company Stock is subject to the following terms and conditions for the exclusive benefit of the Vendors and the Company, to be fulfilled or performed at or prior to the Time of Closing:

(a)
the representations and warranties of the Acquirer contained in this Agreement shall be true and correct in all material respects at the Time of Closing, with the same force and effect as if such representations and warranties were made at and as of such time;

(b)	all of the terms and conditions of this Agreement to be complied with or performed by the Acquirer at or before the Time of Closing shall have been complied with or performed in all material respects;

(c)
there shall have been obtained, from all appropriate federal, provincial, municipal or other governmental or administrative bodies, such licenses, permits, consents, approvals, certificates, registrations and authorizations as are required by law, if any, to be obtained by the Acquirer to permit the issuance and delivery of the Acquirer Stock to the Vendors contemplated hereby;

(d)	no legal or regulatory action or proceeding shall be pending or threatened by any person to enjoin, restrict or prohibit the acquisition of the Company Stock contemplated hereby;

(e)
the Acquirer shall have delivered a letter of resignation from Mr. Alan Goh from the positions of Chief Executive Officer, President, Chief Financial Officer and Treasurer of the Acquirer, effective upon the Closing;

(f)	the Acquirer shall have delivered evidence of the due appointment of Johnny Lian Tian Yong as the Chief Executive Officer and Chairman of the Acquirer, effective upon the Closing;

(g)
on or prior to the Closing, the Acquirer shall take all action necessary to (i) cause the number of directors that will comprise the full Board of Directors of the Acquirer effective as of immediately following the Closing to be fixed at five, (ii) cause the Board of Directors of the Acquirer effective as of immediately following the Closing to consist of (A) four members designated by the Company, and (B) Alan Goh, and (iii) cause the individuals identified or designated pursuant to subclause (A) of the preceding clause (ii) to be appointed to the Board of Directors of the Acquirer effective as of immediately following the Closing; and

(h)
prior to the Closing, the Acquirer shall take all action necessary to cause Mr. Alan Goh to execute an agreement with the Acquirer regarding the cancellation of 24,000,000 shares of the Acquirer’s common stock with a par value of US$0.001 per share, concurrently with issue and allotment of the Acquirer Stock to the Vendors.

If any of the conditions contained in this Article “5.3” shall not be performed or fulfilled at or prior to the Time of Closing to the satisfaction of the Vendors and the Company, acting reasonably, the Vendors and/or the Company may, by notice to the Acquirer, terminate this Agreement and the obligations of the Vendors, the Company and the Acquirer under this Agreement, other than the obligations contained in Article “8” hereinbelow, shall be terminated, provided that the Vendors and the Company may also bring an action pursuant to Article “7” against the Acquirer for damages suffered by the Vendors and/or the Company where the non-performance or non-fulfillment of the relevant condition is as a result of a breach of representation or warranty by the Acquirer.  Any such condition may be waived in whole or in part by the Vendors and the Company in writing without prejudice to any claims it may have for breach of representation or warranty.

5.4                      Acquirer’s Conditions Precedent prior to the Closing Date.  The acquisition of the Company Stock is subject to the following terms and conditions for the exclusive benefit of the Acquirer, to be fulfilled or performed at or prior to the Time of Closing:

(a)
the representations and warranties of the Vendors contained in this Agreement shall be true and correct at the Time of Closing, with the same force and effect as if such representations and warranties were made at and as of such time;

(b)
all of the terms and conditions of this Agreement to be complied with or performed by the Vendors and the Company at or before the Time of Closing shall have been complied with or performed in all material respects;

(c)
there shall have been obtained, from all appropriate federal, provincial, municipal or other governmental or administrative bodies, such licenses, permits, consents, approvals, certificates, registrations and authorizations as are required to be obtained, if any, by the Vendors and the Company to permit the change of ownership of the Company Stock contemplated hereby; and

(e)	no legal or regulatory action or proceeding shall be pending or threatened by any person to enjoin, restrict or prohibit the acquisition of the Company Stock contemplated hereby.

If any of the conditions contained in this Article “5.4” shall not be performed or fulfilled at or prior to the Time of Closing to the satisfaction of the Acquirer, acting reasonably, the Acquirer may, by notice to the Vendors and the Company, terminate this Agreement and the obligations of the Vendors, the Company and the Acquirer under this Agreement, other than the obligations set forth in Article “8”, shall be terminated, provided that the Acquirer may also bring an action pursuant to Article “7” against the Vendors for damages suffered by the Acquirer where the non-performance or non-fulfillment of the relevant condition is as a result of a breach of representation or warranty by the Vendors.  Any such condition may be waived in whole or in part by the Acquirer without prejudice to any claims it may have for breach of representation or warranty.

Article 6
CLOSING AND EVENTS OF CLOSING

6.1                      Closing and Closing Date.   The closing (the “Closing”) of the acquisition of the Company Stock and the issuance and delivery of the Acquirer Stock, as contemplated in the manner as set forth in Article “2” hereinabove, together with all of the transactions contemplated by this Agreement shall occur on [August 3, 2009] (the “Closing Date”), or on such earlier or later Closing Date as may be agreed to in advance and in writing by each of the Parties hereto, and will be closed at the offices of counsel for the Acquirer, Jensen Lunny MacInnes Law Corporation located at 555 W. Hastings St., Suite 2550, Vancouver, BC, Canada  V6B 4N5, at 2:00 p.m. (New York City time) (11:00 am Vancouver Time) on the Closing Date.

6.2                      Latest Closing Date.   If the Closing Date has not occurred by [August 5, 2009] subject to an extension as may be mutually agreed to by the Parties for a maximum of 15 days per extension, then the Acquirer and the Vendors shall each have the option to terminate this Agreement by delivery of written notice to the other Party. Upon delivery of such notice, this Agreement shall cease to be of any force and effect except for Article “8” hereinbelow, which shall remain in full force and effect notwithstanding the termination of this Agreement.

6.3                      Documents to be delivered by the Company and the Vendors prior to the Closing Date.   Not later than the Closing Date, and in addition to the documentation which is required by the agreements and conditions precedent which are set forth hereinabove, the Company and the Vendors shall also execute and deliver or cause to be delivered to Acquirer’s counsel all such other documents, resolutions and instruments as may be necessary, in the opinion of counsel for the Acquirer, acting reasonably, to complete all of the transactions contemplated by this Agreement and including, without limitation, the necessary transfer of all of the Company Stock to the Acquirer free and clear of all liens, security interests, charges and encumbrances, and in particular including, but not being limited to, the following materials:

(a)
all documentation as may be reasonably necessary to ensure that all of the Company Stock has been transferred, assigned and are registerable in the name of and for the benefit of the Acquirer under all applicable corporate and securities laws;

(b)
certificates representing the Company Stock registered in the name of the Vendors, duly endorsed for transfer to the Acquirer and/or irrevocable stock powers transferring the Company Stock to the Acquirer;

(c)	certificates representing the Company Stock registered in the name of the Acquirer; and

(d)	a certified copy of the resolutions of the directors (and of the Vendors/shareholders, if necessary) of the Company authorizing the transfer by the Vendors to the Acquirer of the Company Stock.

6.4                      Documents to be delivered by the Acquirer prior to the Closing Date.  Not later than the Closing Date, and in addition to the documentation which is required by the agreements and conditions precedent which are set forth hereinabove, the Acquirer shall also execute and deliver or cause to be delivered to the Company’s and the Vendors’ counsel, all such other documents, resolutions and instruments that may be necessary, in the opinion of counsel for the Company and the Vendors, acting reasonably, to complete all of the transactions contemplated by this Agreement and including, without limitation, the necessary acceptance of the transfer of all of the Acquirer Stock to the Vendors free and clear of all liens, charges and encumbrances, and in particular including, but not being limited to, the following materials:

(a)	a copy of the resolutions of the directors of the Acquirer providing for the approval and ratification of all of the transactions contemplated hereby;

(b)	certificates representing the Acquirer Stock issued to the Vendors in accordance with Articles “2.2” and “2.3” hereinabove;

(c)	a copy of the audited Acquirer’s Financial Statements for the period ended July 31, 2008, and unaudited Financial Statements for the nine months period ended 31 March, 2009; and

(d)	all such other documents and instruments as the Company’s and the Vendors’ respective counsel may reasonably require.

Article 7
INDEMNIFICATION AND LEGAL PROCEEDINGS

7.1                      Indemnification.   The Parties hereto agree to indemnify and save harmless the other Parties hereto and including, where applicable, their respective affiliates, directors, officers, employees and agents (each such party being an “Indemnified Party”) from and against and agree to be liable for any and all losses, claims, actions, suits, proceedings, damages, liabilities or expenses of whatever nature or kind, including any investigation expenses incurred by any Indemnified Party, to which an Indemnified Party may become subject due to a breach or failure to comply with an obligation by a Party under the terms and conditions of this Agreement.

7.2                      No Indemnification.   This indemnity will not apply in respect of an Indemnified Party in the event and to the extent that a court of competent jurisdiction in a final judgment shall determine that the Indemnified Party was grossly negligent or guilty of willful misconduct.

7.3                      Claim of Indemnification.   The Parties hereto agree to waive any right they might have of first requiring the Indemnified Party to proceed against or enforce any other right, power, remedy, security or claim payment from any other person before claiming this indemnity.

7.4                      Notice of Claim.   In case any action is brought against an Indemnified Party in respect of which indemnity may be sought against any of the Parties hereto, the Indemnified Party will give the relevant Party hereto prompt written notice of any such action of which the Indemnified Party has knowledge and such Party will undertake the investigation and defense thereof on behalf of the Indemnified Party, including the prompt consulting of counsel acceptable to the Indemnified Party affected and the payment of all expenses.  Failure by the Indemnified Party to so notify shall not relieve any Party hereto of such Party’s obligation of indemnification hereunder unless (and only to the extent that) such failure results in a forfeiture by any Party hereto of substantive rights or defenses.

7.5                      Settlement.   No admission of liability and no settlement of any action shall be made without the consent of each of the Parties hereto and the consent of the Indemnified Party affected, such consent not to be unreasonably withheld.

7.6                      Legal Proceedings.   Notwithstanding that the relevant Party hereto will undertake the investigation and defense of any action, an Indemnified Party will have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless:

(a)	such counsel has been authorized by the relevant Party hereto;

(b)	the relevant Party hereto has not assumed the defense of the action within a reasonable period of time after receiving notice of the action;

(c)
the named parties to any such action include that any Party hereto and the Indemnified Party shall have been advised by counsel that there may be a conflict of interest between any Party hereto and the Indemnified Party; or

(d)	there are one or more legal defenses available to the Indemnified Party which are different from or in addition to those available to any Party hereto.

7.7                      Limitation of damages and Severability.   No liability shall in any event arise in respect of any claim for breach of any of the representations and warranties given by any Party under the terms of this Agreement or any misrepresentation by any Party under the terms of this Agreement or any breach of any terms and conditions under this Agreement unless the amount claimed (together with the aggregate amount of any previous claims) shall exceed US$10,000 as at the date of the claim.

For the avoidance of doubt and notwithstanding anything to the contrary contained in this Agreement, the Parties agree and acknowledge that each of the Vendor’s liability under this Agreement shall be several only and shall not be joint.

Article 8
NON-DISCLOSURE

8.1                      Public Announcements and Disclosure to Regulatory Authorities.   All information relating to the Agreement and the transaction contemplated therein shall be treated as confidential and no public disclosure shall be made by any Party without the prior approval of the Company and the Acquirer.  Notwithstanding the provisions of this Article, the Parties hereto agree to make such public announcements and disclosure to the Regulatory Authorities of this Agreement promptly upon its execution in accordance with the requirements of applicable securities legislation and regulations.

Article 9
ASSIGNMENT AND AMENDMENT

9.1                      Assignment.   Save and except as provided herein, no Party hereto may sell, assign, pledge or mortgage or otherwise encumber all or any part of its respective interests herein without the prior written consent of all of the other Parties hereto.

9.2                      Amendment.   This Agreement and any provision thereof may only be amended in writing and only by duly authorized signatories of each of the respective Parties hereto.

Article 10
FORCE MAJEURE

10.1                      Events.   If any Party hereto is at any time prevented or delayed in complying with any provisions of this Agreement by reason of strikes, walk-outs, labor shortages, power shortages, fires, wars, acts of God, earthquakes, storms, floods, explosions, accidents, protests or demonstrations by environmental lobbyists or native rights groups, delays in transportation, breakdown of machinery, inability to obtain necessary materials in the open market, unavailability of equipment, governmental regulations restricting normal operations, shipping delays or any other reason or reasons beyond the control of that Party, then the time limited for the performance by that Party of its respective obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay.

10.2                      Notice.   A Party shall, within seven calendar days, give notice to the other Parties of each event of force majeure under Article “10.1” hereinabove, and upon cessation of such event shall furnish the other Parties with notice of that event together with particulars of the number of days by which the obligations of that Party hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.

Article 11
ARBITRATION

11.1                      Arbitration.   Any dispute arising out of or in connection with this contract, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration in Singapore in accordance with the Arbitration Rules of the Singapore International Arbitration Centre (“SIAC” ) for the time being in force, which rules are deemed to be incorporated by reference in this clause. The Tribunal shall consist of one arbitrator to be appointed by the Chairman of the SIAC. The language of the arbitration shall be English.

Article 12
DEFAULT AND TERMINATION

12.1                      Default.   The Parties hereto agree that if any Party hereto is in default with respect to any of the provisions of this Agreement (herein called the “Defaulting Party”), the non-defaulting Party (herein called the “Non-Defaulting Party”) shall give notice to the Defaulting Party designating such default, and within 10 calendar days after its receipt of such notice, the Defaulting Party shall either:

(a)	cure such default, or commence proceedings to cure such default and prosecute the same to completion without undue delay; or

(b)	give the Non-Defaulting Party notice that it denies that such default has occurred and that it is submitting the question to arbitration as herein provided.

12.2                      Arbitration.   If arbitration is sought, a Party shall not be deemed in default until the matter shall have been determined finally by appropriate arbitration under the provisions of Article “11” hereinabove.

12.3                      Curing the Default.   If:

(a)	the default is not so cured or the Defaulting Party does not commence or diligently proceed to cure the default; or

(b)	arbitration is not so sought; or

(c)	the Defaulting Party is found in arbitration proceedings to be in default, and fails to cure it within five calendar days after the rendering of the arbitration award,

the Non-Defaulting Party may, by written notice given to the Defaulting Party at any time while the default continues, terminate the interest of the Defaulting Party in and to this Agreement.

12.4                      Termination.   In addition to the foregoing it is hereby acknowledged and agreed by the Parties hereto that this Agreement will be terminated in the event that:

(a)	the conditions specified in section “5.1” hereinabove have not been satisfied at or prior to the Time of Closing;

(c)
either of the Parties hereto has not either satisfied or waived each of their respective conditions precedent at or prior to the Time of Closing in accordance with the provisions of Article “5” hereinabove unless extended;

(d)
either of the Parties hereto has failed to deliver or caused to be delivered any of their respective documents required to be delivered by Articles “5” and “6” hereinabove at or prior to the Time of Closing in accordance with the provisions of Articles “5” and “6” unless extended; or

(e)	the Closing has not occurred on or before [August 5, 2009], or such later date, all in accordance with Article “6.2” hereinabove; or

(f)	by agreement in writing by each of the Parties hereto;

and in such event this Agreement will be terminated and be of no further force and effect other than the obligations under Article “8” hereinabove.

12.5                      For the avoidance of doubt, it is agreed that any termination of this Agreement (howsoever occasioned) shall not affect any accrued rights or liabilities of any of the Parties to this Agreement nor shall it affect the coming into force or the continuance in force of any provision hereof which is expressly or by implication intended to come into or continue in force on or after such termination.

Article 13
NOTICE

13.1                      Notice.   Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be sent by prepaid registered mail deposited in a post office addressed to the Party entitled to receive the same, or delivered to such Party, at the address for such Party specified above.  The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered, or, if given by registered mail as aforesaid, shall be deemed conclusively to be the third calendar day after the same shall have been so mailed, except in the case of interruption of postal services for any reason whatsoever, in which case the date of receipt shall be the date on which the notice, demand or other communication is actually received by the addressee.

13.2                      Change of Address.   Either Party may at any time and from time to time notify the other Party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

Article 14
GENERAL PROVISIONS

14.1                      Entire Agreement.   This Agreement constitutes the entire agreement to date between the Parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties with respect to the subject matter of this Agreement and including, without limitation, the agreement as between the Acquirer, the Vendors and the Company.

14.2                      Enurement.   This Agreement will enure to the benefit of and will be binding upon the Parties hereto, their respective heirs, executors, administrators and assigns.

14.3                      Schedules.   The Schedules to this Agreement are hereby incorporated by reference into this Agreement in its entirety.

14.4                      Time of the Essence.   Time will be of the essence of this Agreement.

14.5                      Representation and Costs.   It is hereby acknowledged and agreed by the Parties hereto that each Party to this Agreement will bear and pay its own costs, legal and otherwise, in connection with its respective preparation, review and execution of this Agreement, and, in particular, that the costs involved in the preparation of this Agreement, and all documentation necessarily involved thereto, by Jensen Lunny MacInnes Law Corporation shall be at the cost of the Acquirer.

14.6                      Applicable Law.   This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

14.7                      Further Assurances.   The Parties hereto hereby, jointly and severally, covenant and agree to forthwith, upon request, execute and deliver, or cause to be executed and delivered, such further and other deeds, documents, assurances and instructions as may be required by the Parties hereto or their respective counsel in order to carry out the true nature and intent of this Agreement.

14.8                      Severability and Construction.   Each Article, section, paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable, and if, for any reason, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation in a final unappealable ruling issued by any court, agency or tribunal with valid jurisdiction in a proceeding to any of the Parties hereto is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible (all of which shall remain binding on the Parties and continue to be given full force and agreement as of the date upon which the ruling becomes final).

14.9                      Captions.   The captions, section numbers, Article numbers and Schedule numbers appearing in this Agreement are inserted for convenience of reference only and shall in no way define, limit, construe or describe the scope or intent of this Agreement nor in any way affect this Agreement.

14.10                    Currency.   Unless otherwise stipulated, all references to money amounts herein shall be the lawful currency of the United States of America.

14.11                    Counterparts.   This Agreement may be signed by the Parties hereto in as many counterparts as may be necessary, and via facsimile if necessary, each of which so signed being deemed to be an original and such counterparts together constituting one and the same instrument and, notwithstanding the date of execution, being deemed to bear the effective Execution Date as set forth on the front page of this Agreement.

14.12                    No Partnership or Agency.   The Parties hereto have not created a partnership and nothing contained in this Agreement shall in any manner whatsoever constitute any Party the partner, agent or legal representative of any other Party, nor create any fiduciary relationship between them for any purpose whatsoever.  No Party shall have any authority to act for, or to assume any obligations or responsibility on behalf of, any other party except as may be, from time to time, agreed upon in writing between the Parties or as otherwise expressly provided.

14.13                    Consents and Waivers.   No consent or waiver expressed or implied by either Party hereto in respect of any breach or default by any other Party in the performance by such other of its obligations hereunder shall:

(a)	be valid unless it is in writing and stated to be a consent or waiver pursuant to this Article;

(b)	be relied upon as a consent to or waiver of any other breach or default of the same or any other obligation;

(c)	constitute a general waiver under this Agreement; or

(d)	eliminate or modify the need for a specific consent or waiver pursuant to this Article in any other or subsequent instance.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF each of the Parties hereto has hereunto executed this Agreement as of the Execution Date as set forth on the front page of this Agreement.

TECHMEDIA ADVERTISING	)
MAURITIUS	)
the Company herein,	)
)
)
Per: /s/ Ratner Vellu	)
Authorized Signatory	)
)
Ratner Vellu, Director	)
(print name and title)

TECHMEDIA ADVERTISING, INC.	)
the Acquirer herein,	)
)
)
Per: /s/ Alan Goh	)
Authorized Signatory	)
)
Alan Goh, President and director	)
(print name and title)

TERNES CAPITAL LTD.	)
a Vendor herein,	)
)
)
Per: /s/ Ratner Vellu	)
Authorized Signatory	)
)
Ratner Vellu, Director and Shareholder	)
(print name and title)

SIGNED and DELIVERED by	)
JOHNNY LIAN TIAN YONG, a Vendor	)
herein, in the presence of:	)
)
/s/ Chua Weiming	)
Witness Signature	)	/s/ Johnny Lian Tian Yong
68 Mei Hwan Dr., #03-14)		JOHNNY LIAN TIAN YONG
Singapore 568430)
Witness Address	)
)
Chua Weiming, Consultant	)
Witness Name and Occupation	)

ONEMEDIA LIMITED	)
a Vendor herein,	)
)
)
Per: /s/ Ma Ong Kee		)
Authorized Signatory	)
)
Ma Ong Kee	)
(print name and title)

Schedule A

This is Schedule “A” to that certain Share Exchange Agreement among TechMedia Advertising, Inc., TechMedia Advertising Mauritius and the vendor shareholders of TechMedia Advertising Mauritius

Company Stock and Vendors

Issued Capital:		10 ordinary shares

Vendors:
	Ternes Capital Ltd.:	3 ordinary shares
P.O. Box 957
Offshore Incorporations Centre
Road Town, Tortola
British Virgin Islands

	Johnny Lian Tian Yong:	3 ordinary shares
Blk 84 Jalan Daud
#06-01 Windy Heights
Singapore 419593

	OneMedia Limited:	4 ordinary shares
P.O. Box 1239
Offshore Incorporations Centre
Victoria Mahe, Seychelles

Schedule B

This is Schedule “B” to that certain Share Exchange Agreement among TechMedia Advertising, Inc., TechMedia Advertising Mauritius and the vendor shareholders of TechMedia Advertising Mauritius

Financial Statements of the Acquirer

1.	Audited Financial Statements for the period ended July 31, 2008; and

2.	Unaudited Financial Statements for the nine months period ended March 31, 2009.